EXHIBIT 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
	/s/ Ross Miller	20090560157-45
ARTICLES OF INCORPORATION	Ross Miller	Filing Date and Time
(PURSUANT TO NRS CHAPTER 78)	Secretary of State	07/16/2009 7:55 AM
	State of Nevada	Entity Number
E0392102009-8

1.	Name of Corporation:		ODENZA CORP.

2.	Resident Agent:		Val-U-Corp Services Inc.
	Name and Street:		Name
1802 North Carson Street, Suite 108
Carson City, Nevada 89701

3.	Shares:		Number of shares with par value: 75,000,000 Common
Par value: $0.001
Number of shares without par value: _______________

4.	Name &		Daniel A. Kramer
	Addresses of Board		1802 North Carson Street, Suite 108
	of Directors/Trustees:		Carson City, Nevada 89701

5.	Purpose:		Any legal Purpose

6.	Names, Addresses
and Signature
	of Incorporator:	Daniel A. Kramer	/s/ Daniel A. Kramer
Incorporator Signature

1802 North Carson Street, Suite 108
Carson City, Nevada 89701

7.	Certificate of Acceptance
of Appointment of
	Registered Agent:	I hereby accept appointment as Resident Agent for the above named Entity:

		/s/ Daniel A. Kramer	Date: July 15, 2009
Authorized Signature of Registered Agent
or On Behalf of Registered Agent Entity